UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 18, 2006
Date of Report (Date of earliest event reported)
Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14665 (Commission File Number)	75-2649230 (IRS Employer Identification No.)
14860 Montfort Drive, Suite 250, Dallas, Texas 75254
(Address of principal executive offices)
(972) 458-1701
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
     On December 18, 2006, Claimsnet.com inc. (“Claimsnet”) and ProxyMed Transaction Services, Inc., doing business as MedAvant Healthcare Solutions (“MedAvant”), a 10% customer, executed a Gateway and Revenue Sharing Agreement dated December 18, 2006, pursuant to which (i) Claimsnet and MedAvant agreed to establish a relationship in which each party electronically transmits health care transactions from its trading partners and/or customers to and/or from the other party’s trading partners and/or customers pursuant to agreed upon fee schedules and (ii) MedAvant agreed to assign all rights to certain contracts, data and systems to Claimsnet to facilitate concession and performance between the parties.
Item 1.02 Termination of a Material Definitive Agreement
     On December 18, 2006, Claimsnet and MedAvant, a 10% customer, in consideration of a new agreement, terminated that Affiliate and Partner Services and License Agreement dated September 11, 2002, pursuant to which (i) Claimsnet and MedAvant agreed to provide certain administrative and support services for each other in connection with each other’s customers, including without limitation the customers under the assigned contracts, in each case pursuant to an agreed upon fee schedule, (ii) Claimsnet agreed to assist MedAvant in establishing a “hot-site” which permitted MedAvant to run from its own hardware platform Claimsnet’s software application to service MedAvant’s customers, and (iii) Claimsnet granted MedAvant a limited, non-exclusive, 5-year license to use Claimsnet’s software application at its “hot-site”. Claimsnet was entitled to receive fees for its services unless and until the occurrence of certain bankruptcy and liquidation events set forth in such agreement in respect of Claimsnet.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2006

CLAIMSNET.COM, INC.
By:	/s/ Laura M. Bray
Name:	Laura M. Bray
Title:	Chief Financial Officer